EXHIBIT  21.1


                         SUBSIDIARIES  OF  THE  REGISTRANT



     Telscape  USA,  Inc.
     Texas  Corporation

     Telereunion,  Inc.
     Delaware  Corporation

     TSCP  International,  Inc.
     Texas  Corporation

     MSN  Communications,  Inc.
     California  Corporation

     INTERLINK  Communications,  Inc.
     Delaware  Corporation

     DC  Communications,  Inc.
     Texas  Corporation

     enablecommerce.com,  Inc.
     Delaware  Corporation

     Vextro  de  Mexico,  S.A.  de  C.V.
     Mexico  Corporation

     Telscape  de  Mexico,  S.A. de C.V.
     (formerly Integracion de Redes, S.A. de C.V.)
     Mexico  Corporation

     MS  Noticias,  S.A.  de  C.V.
     Mexico  Corporation

     N.S.I.,  S.A.  de  C.V.
     Mexico  Corporation

     Telereunion,  S.A.  de  C.V.
     Mexico  Corporation

     Telereunion  International,  S.A.  de  C.V.
     Mexico  Corporation

     Servicios  de  Comunicacion  Popluar  S.  de  R.L.
     Mexico  Corporation


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